  FORM 8-K Cover Page
  Items Reported
  Signatures
  Exhibit Index

SECURITITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 15, 2004

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 15, 2004, the Board of Directors of Downey Financial Corp. (the “Company”) approved indemnification agreements for the directors of the Company and its wholly-owned subsidiary, Downey Savings and Loan Association, F.A. Copies of the form indemnification agreements are filed as Exhibits 10.1 and 10.2 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 15, 2004, the Board of Directors of the Company amended Article VI of the Company’s bylaws to clarify when officers or directors of the Company or any of its subsidiaries are entitled to indemnification. The amendment was effective December 15, 2004.

A copy of the Company’s bylaws, as amended (including the amendments to Article VI), is filed as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

3.1  Bylaws of Downey Financial Corp., as amended through December 15, 2004.

10.1  Form of Director Indemnification Agreement – Downey Financial Corp.

10.2  Form of Director Indemnification Agreement – Downey Savings and Loan Association, F.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: December 15, 2004	By /s/ Gary F. Torrell Gary F. Torrell General Counsel

EXHIBIT NUMBER	DESCRIPTION
3.1	Bylaws of Downey Financial Corp., as amended through December 15, 2004.
10.1	Form of Director Indemnification Agreement – Downey Financial Corp.
10.2	Form of Director Indemnification Agreement – Downey Savings and Loan Association, F.A.